Exhibit 99.5(a)

BOARD OF GOVERNORS OF THE
FEDERAL RESERVE SYSTEM
WASHINGTON, DC 20551

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 30, 2024

CADENCE BANK
(Exact Name of Registrant as Specified in Charter)

Mississippi	11813	64-0117230

(State or Other Jurisdiction of Incorporation)	(FDIC Certificate No.)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi	38804

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (662) 680-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $2.50 par value per share	CADE	New York Stock Exchange

Series A Preferred Stock, $0.01 par value per share	CADE-PrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Current Report on Form 8-K/A (Amendment No. 1) (this “Amendment”) is being filed by Cadence Bank (the “Company”) to amend the Current Report on Form 8-K filed by the Company on January 3, 2025 (the “Original Form 8-K”). The sole purpose of this Amendment is to disclose under Item 5.03 the effective date of the Second Amended and Restated Articles of Incorporation of the Company (the “Articles”). This Amendment does not amend, modify, or supplement the Original Form 8-K in any other respect.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Articles were declared effective on and as of January 31, 2025, in the form approved by the Company’s shareholders on December 30, 2024. A copy of the Articles was included as Exhibit 3.1 to the Original Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE BANK

	By:	/s/ Cathy S. Freeman
Cathy S. Freeman
Senior Executive Vice President and Chief Administrative Officer

Date: February 5, 2025